EXHIBIT  99.1

Press Release                                                                           For Immediate Release
May 19, 2008

CHDT Receives Orders in Excess of  $1.1M for its STP® tools and auto accessory programs in Q2 FY2008

Product Lines Well Received at National Hardware Show

Deerfield Beach, Fl.-CHDT Corp. (OTCBB: CHDO), a Florida based holding company focused on designing and manufacturing consumer products for the North American retail market, announced today it’s subsidiary, Capstone Industries, Inc.  (Capstone), has received orders so far this quarter, Q2 FY2008, in excess of $1,100,000 for its STP® branded programs

Since the formal launch of the STP® tool and automotive accessories lines in November 2007, the company has been working with numerous retailers and distributors on planograms and promotional programs, and anticipates further product placements in the near future, as retailers conclude their reviews. As these orders indicate, retailers have reacted positively to the line and have been working closely with the company on product choices, product packaging, and ultimately product placement. These buying processes can take anywhere from six to twelve months from start to finish with many of the national retailers, thus the company is anticipating many STP® product placements to occur in time for the 2008 holiday season.

“We are very pleased with the traction our STP® branded programs are starting to demonstrate as the STP® line of branded products are key to our current business development strategy. Recent orders are promising and indicate that our program has the potential to become a major profit segment, as planned. We are pleased in the level of ordering to date as well as the national strength of current and potential customers,” said Reid Goldstein, President of Capstone

Capstone returned this week from the National Hardware Show with positive retailer and distributor response to its STP® line of products, Simply Comfort® line, Capstone Lighting, and particularly Capstone’s Eco-i-Lite™ program. The sales staff will spend the next sixty days meeting with retailers for product implementation for the holiday season. Capstone has created unique holiday product offerings with all of its product lines and anticipates rapid revenue growth in the third and fourth quarters which are historically the strongest sales periods.

About CHDT Corp. CHDT Corp. (http://www.chdtcorp.com) is a public holding company that engages, through its wholly owned subsidiaries, in the development, manufacturing, logistics, and distribution of consumer products to retailers and wholesalers throughout North America. See http://www.chdtcorp.com for more information about the company and www.capstoneindustries.com and www.stptools.com for information on our current product offerings. Reference of URL’s in this press release does not incorporate said URL’s or any of their contents in this press release.

FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements, which include words like “anticipate,” “expects,” “traction,” “believes,” “promising,” and “appears,” are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which risks and uncertainties may cause results to differ materially from those set forth in the statements and may be beyond CHDT’s ability to foresee. Current financial performance and sales results are not necessarily indicative of future financial results or sales results.  Projected sales may fail to materialize for a number of reasons that neither Capstone nor CHDT can control.  The STP® product program was just launched in November 2007 and initial sales results may not be indicative of future sales, especially since competitive pressures may increase as STP® products may possibly attain any market share or shelf space in retailers.  CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the risk factors and cautionary statements in current and future CHDT's SEC Filings.

CONTACT: Jane Klein
Janek@capstoneindustries.com
954-252-3440